usbank.

EQUIPMENT FINANCE

Equipment Finance Agreement

AGREEMENT NO.

2702925

Send Account Inquiries to: 1310 Madrid Street · Marshall, MN 56258
Send Payments to: PO Box 790448 · St. Louis MO 63179-0448

The words **"Debtor," "you"** and **"your"** refer to **Customer**. The words **"Secured Party," "we," "us"** and **"our"** refer to **U.S. Bank Equipment Finance, a division of U.S. Bank National Association ("U.S. Bank Equipment Finance").**

CUSTOMER INFORMATION

FULL LEGAL NAME: ENCISION INC	STREET ADDRESS: 6797 WINCHESTER CIR
CITY / STATE / ZIP: BOULDER, CO 80301	PHONE: (303) 444-2600 / FAX: (303) 444-2693
EQUIPMENT LOCATION (IF DIFFERENT FROM ABOVE):	E-MAIL:
BILLING STREET ADDRESS (IF DIFFERENT FROM CUSTOMER ADDRESS ABOVE):	CITY / STATE / ZIP:

EQUIPMENT DESCRIPTION

ONE (1) CHMER GX360L LINEAR MOTOR WIRE EDM WITH W5F CNC CONTROL, LCD REMOTE CONTROL, AUTO FLUID LEVEL CONTROL, AND DIGITALLY CONTROLLED DI SYSTEM

together with all replacements, parts, repairs, additions, and accessions incorporated therein or attached thereto and any and all proceeds of the foregoing, including, without limitation, insurance recoveries.

☐ See attached Schedule A

PAYMENT & TERM INFORMATION

Advance Payment: $0.00	60 Payments of $1,715.35
Amount Financed: $92,000.00 *(including any applicable taxes)*	The payment ("Payment") period is monthly unless otherwise indicated

THIS AGREEMENT IS NONCANCELABLE, IRREVOCABLE AND CANNOT BE TERMINATED.

CUSTOMER ACCEPTANCE

BY SIGNING BELOW OR AUTHENTICATING AN ELECTRONIC RECORD HEREOF, YOU CERTIFY THAT YOU HAVE REVIEWED AND DO AGREE TO ALL TERMS AND CONDITIONS OF THIS AGREEMENT ON THIS PAGE AND ON PAGES 2 AND 3 ATTACHED HERETO.

ENCISION INC	X [signature]	CEO
CUSTOMER (AS REFERENCED ABOVE)	SIGNATURE	TITLE
84-1162056	GREGORY J TRUDEL	28 Sept 2020
FEDERAL TAX IDENTIFICATION NUMBER	PRINT NAME	DATED

CONTINUING PERSONAL GUARANTY

When signing, please do not include a title.

You unconditionally and absolutely, jointly and severally, guarantee the full and prompt payment, performance and discharge of each and every obligation of the Customer required under the Agreement and any addenda, schedules and supplements thereto. This is a continuing Guaranty and shall not be revoked by your death, bankruptcy, incompetency or insolvency. You may not terminate or revoke this Guaranty without written notice to us, and this Guaranty shall continue in full force and effect with regard to all of Customer's obligations arising prior to the date of such notice. We may make changes, including compromise or settlement, with the Customer, and you waive any abatement, setoff, defense or counterclaim for any reason and all notice of any changes or default. It is not necessary for us to proceed first against the Customer or any collateral before enforcing this Guaranty. You certify that the financial information you have given us is true, complete and accurate in all material respects. You authorize us to obtain credit bureau reports for credit and collection purposes and to share them with our affiliates and agents. Without our prior written consent, you will not transfer your obligations under this Guaranty or all or substantially all your assets to anyone. This Guaranty will be binding on your estate, heirs, successors and assigns. We may assign this Guaranty without notice. You consent to the law and jurisdiction of the courts in Minnesota and agree to pay all costs, including attorneys' fees incurred in any dispute regarding or enforcement of this Guaranty and the Agreement. You grant us a security interest in any and all right, title or interest you have or may have in or to the Equipment to secure the payment of all amounts you owe us under the Agreement or any other agreement with us ("Other Agreements"), except amounts under Other Agreements which are secured by land and/or buildings. **USA PATRIOT ACT NOTICE. IMPORTANT INFORMATION ABOUT PROCEDURES:** To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. We will ask for each person in a financial transaction their name, address and other information that will allow us to identify such person. We may also ask to see other documents that substantiate a person's identity. By providing us with a telephone number for a cellular phone or other wireless device, including a number that you later convert to a cellular number, you are expressly consenting to receiving communications, including but not limited to prerecorded or artificial voice message calls, text messages, and calls made by an automatic telephone dialing system, from us and our affiliates and agents at that number. This express consent applies to each such telephone number that you provide to us now or in the future and permits such calls for non-marketing purposes. Calls and messages may incur access fees from your cellular provider. With our consent (which may be withheld, at our sole discretion), this Guaranty may be electronically authenticated. You will not raise as a defense to the enforcement of this Guaranty that you executed or authenticated it by electronic or digital means or that you used facsimile or other electronic means to transmit your signature. **YOU AND WE IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATED HERETO.**

N/A			
FIRST PERSONAL GUARANTOR	SIGNATURE (AS AN INDIVIDUAL)	HOME ADDRESS	DATED
N/A			
SECOND PERSONAL GUARANTOR	SIGNATURE (AS AN INDIVIDUAL)	HOME ADDRESS	DATED

SECURED PARTY ACCEPTANCE

U.S. Bank Equipment Finance		**Authorized Signatory**	
SECURED PARTY	SIGNATURE	TITLE	DATED

1. **AGREEMENT:** You have requested that we finance the purchase price of the goods ("Equipment") and, if applicable, finance certain software and/or software license(s) ("Licensed Software"), software components, including but not limited to, software maintenance and/or support ("Products") and/or implementation, integration, training, technical consulting and/or professional services in connection with software ("Services") (collectively, the "Financed Items," which are included in the word "Equipment" unless separately stated) from software licensor(s) and/or supplier(s) (collectively, the "Supplier"), all as described in this Agreement and in any attached schedule, addendum or amendment hereto ("Agreement"). You represent and warrant that you will use the Equipment for business purposes only. You agree to all of the terms and conditions contained in this Agreement, which, with the acceptance certification, is the entire agreement between you and us regarding the Equipment and which supersedes any purchase order, invoice, request for proposal, response or other related document. This Agreement becomes valid upon execution by us. The term shall start on the date we pay Supplier. If no advance payment is required, the first Payment is due 30 days after the start of this Agreement and each Payment thereafter shall be due on the same day of each month unless a different due date is mutually agreed to by us and you. If any provision of this Agreement is declared unenforceable, the other provisions herein shall remain in full force and effect to the fullest extent permitted by law. This Agreement may not be prepaid.

2. **OWNERSHIP; PAYMENTS; TAXES AND FEES:** You are the owner of the Equipment, excluding any Licensed Software. Ownership of any Licensed Software shall remain with Supplier thereof. You will pay all Payments, as adjusted, when due, without notice or demand and without abatement, set-off, counterclaim or deduction of any amount whatsoever. If any part of a Payment is more than 5 days late, you agree to pay a late charge of 10% of the Payment which is late or, if less, the maximum charge allowed by law. The Payment and Amount Financed may be adjusted proportionately upward or downward: (i) by up to 10% to accommodate changes in the Equipment cost; (ii) if the shipping charges differ from the estimate given to you; and/or (iii) if a down payment or deposit is deducted. You shall pay when due all taxes (including personal property taxes), assessments, levies, imposts, duties and charges, of any kind or nature, imposed upon the Equipment or for its use or operation or upon this Agreement. At our option, we may discharge taxes, liens or other encumbrances at any time levied or placed on the Equipment and may pay for the maintenance and preservation of the Equipment, and you agree to reimburse us when we request. You agree to pay us a fee of up to $50 for filing, searching and/or titling costs required under the Uniform Commercial Code ("UCC") or other laws. You agree to pay us an origination fee of $400.00 for all closing costs. We may apply all sums received from you to any amounts due and owed to us under the terms of this Agreement. If for any reason your check is returned for insufficient funds, you will pay us a service charge of $30 or, if less, the maximum charge allowed by law. We may make a profit on any fees and other charges paid under this Agreement.

3. **EQUIPMENT; SECURITY INTEREST:** At your expense, you shall keep the Equipment: (i) in good repair, condition and working order, in compliance with applicable laws, ordinances and manufacturers' and regulatory standards; (ii) free and clear of all liens and claims; and (iii) at your address shown on page 1, and you agree not to move it unless we agree in writing. In the event the Equipment is transferred, you are solely responsible for removing any data that may reside in the Equipment, including but not limited to hard drives, disk drives or any other form of memory. You grant us a security interest in the Equipment to secure all amounts you owe us under this Agreement or any other agreement with us ("Other Agreements"), except amounts under Other Agreements which are secured by land and/or buildings. You authorize and ratify our filing of any financing statement(s) and the naming of us on any vehicle title(s) to show our interest. You will not change your name, state of organization, headquarters or residence without providing prior written notice to us. You will notify us within 30 days if your state of organization revokes or terminates your existence.

4. **INSURANCE; COLLATERAL PROTECTION; INDEMNITY; LOSS OR DAMAGE:** You agree to keep the Equipment fully insured against all risk, with us named as lender's loss payee, in an amount not less than the full replacement value of the Equipment until this Agreement is terminated. You will provide written notice to us within 10 days of any modification or cancellation of your insurance policy(s). You agree to provide us certificates or other evidence of insurance acceptable to us. If you do not provide us with acceptable evidence of property insurance within 30 days after the start of this Agreement, we may, at our sole discretion, charge you a monthly property damage surcharge of up to .0035 of the Equipment cost as a result of our credit risk and administrative and other costs, as would be further described on a letter from us to you. We may make a profit on this program. We are not responsible for, and you agree to hold us harmless and reimburse us for and to defend on our behalf against, any claim for any loss, expense, liability or injury caused by or in any way related to delivery, installation, possession, manufacture, use, condition, inspection, removal, or storage of the Equipment. All indemnities will survive the expiration or termination of this Agreement. You are responsible for any loss, theft, destruction or damage to the Equipment ("Loss"), regardless of cause, whether or not insured. You agree to promptly notify us in writing of any Loss. If a Loss occurs and we have not otherwise agreed in writing, you will promptly pay to us the unpaid balance of this Agreement, including any future Payments to the end of the term, discounted to present value at 2%. Any proceeds of insurance will be paid to us and credited against the Loss. You authorize us to sign on your behalf and appoint us as your attorney-in-fact to endorse in your name any insurance drafts or checks issued due to a Loss.

5. **ASSIGNMENT: YOU SHALL NOT SELL, TRANSFER, ASSIGN, ENCUMBER, PLEDGE OR LEASE THE EQUIPMENT OR THIS AGREEMENT, without our prior written consent.** You shall not consolidate or merge with or into any other entity, distribute, sell or dispose of all or any substantial portion of your assets other than in the ordinary course of business, without our prior written consent, and the surviving, or successor entity or the transferee of such assets, as the case may be, shall assume all of your obligations under this Agreement by a written instrument acceptable to us. No event shall occur which causes or results in a transfer of majority ownership of you while any obligations are outstanding hereunder. We may sell, assign, or transfer this Agreement without notice to or consent from you. You agree that if we sell, assign or transfer this Agreement, our assignee will have the same rights and benefits that we have now and will not have to perform any of our obligations. **You agree that our assignee will not be subject to any claims, defenses, or offsets that you may have against us.** This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

6. **DEFAULT AND REMEDIES:** You will be in default if: (i) you do not pay any Payment or other sum due to us or you fail to perform in accordance with the covenants, terms and conditions of this Agreement or any other agreement with us or any of our affiliates or fail to perform or pay under any material agreement with any other entity; (ii) you make or have made any false statement or misrepresentation to us; (iii) you or any guarantor dies, dissolves, liquidates, terminates existence or is in bankruptcy; (iv) you or any guarantor suffers a material adverse change in its financial, business or operating condition; or (v) any guarantor defaults under any guaranty for this Agreement. If you are ever in default, at our option, we can cancel this Agreement and require that you pay the unpaid balance of this Agreement, including any future Payments to the end of term, discounted to present value at 2%. We may recover default interest on any unpaid amount at the rate of 12% per year. Concurrently and cumulatively, we may also use any remedies available to us under the UCC and any other law, including, but not limited to: (a) cause the termination of the Financed Items and you irrevocably consent to such termination of the Financed Items by Supplier; and (b) require you to immediately stop using the Financed Items. If we take possession of the Equipment, you agree to pay the costs of repossession, moving, storage, repair and sale. The net proceeds of the sale of any Equipment will be credited against what you owe us under this Agreement and you will be responsible for any deficiency. In the event of any dispute or enforcement of our rights under this Agreement or any related agreement, you agree to pay our reasonable attorneys' fees (including any incurred before or at trial, on appeal or in any other proceeding), actual court costs and any other collection costs, including any collection agency fee. WE SHALL NOT BE RESPONSIBLE TO PAY YOU ANY CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES FOR ANY DEFAULT, ACT OR OMISSION BY ANYONE. Any delay or failure to enforce our rights under this Agreement will not prevent us from enforcing any rights at a later time. You agree that your rights and remedies are governed exclusively by this Agreement. If interest is charged or collected in excess of the maximum lawful rate, we will refund such excess to you, which will be your sole remedy.

7. **INSPECTIONS AND REPORTS:** We have the right, at any reasonable time, to inspect the Equipment and any documents relating to its installation, use, maintenance and repair. Within 30 days after our request (or such longer period as provided herein), you will deliver all requested information (including tax returns) which we deem reasonably necessary to determine your current financial condition and faithful performance of the terms hereof. You authorize us to obtain credit bureau reports for credit and collection purposes and to share them with our affiliates and agents.

X CUSTOMER INITIALS: ______

8. **FINANCED ITEMS: LICENSED SOFTWARE, PRODUCTS AND SERVICES:** You have elected to finance any Financed Items, including but not limited to Licensed Software, Products and/or Services, as further described on page 1 of this Agreement. Any Financed Items shall be provided by a Supplier unrelated to us, and your rights with respect to such Financed Items shall be governed by a separate agreement between you and Supplier, which shall not be affected by this Agreement. IN NO EVENT SHALL WE HAVE ANY OBLIGATION TO PROVIDE ANY FINANCED ITEMS, AND ANY FAILURE OF SUPPLIER TO PROVIDE ANY FINANCED ITEMS SHALL NOT EXCUSE YOUR OBLIGATIONS TO US IN ANY WAY. WE SHALL NOT BE LIABLE TO YOU, NOR SHALL THERE BE ANY ABATEMENT OR SETOFF IN YOUR PAYMENTS, FOR ANY LIABILITY, CLAIM, LOSS, DAMAGE OR EXPENSE OF ANY KIND OR NATURE CAUSED BY ANY FINANCED ITEMS.

9. **USA PATRIOT ACT NOTICE; ANTI-TERRORISM AND ANTI-CORRUPTION COMPLIANCE:** To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each customer who opens an account. When you enter into a transaction with us, we ask for your business name, address and other information that will allow us to identify you. We may also ask to see other documents that substantiate your business identity. You and any other person who you control, own a controlling interest in, or who owns a controlling interest in or otherwise controls you in any manner ("Representatives") are and will remain in full compliance with all laws, regulations and government guidance concerning foreign asset control, trade sanctions, embargoes, and the prevention and detection of money laundering, bribery, corruption, and terrorism, and neither you nor any of your Representatives is or will be listed in any Sanctions-related list of designated persons maintained by the U.S. Department of Treasury's Office of Foreign Assets Control or successor or the U.S. Department of State. You shall, and shall cause any Representative to, provide such information and take such actions as are reasonably requested by us in order to assist us in maintaining compliance with anti-money laundering laws and regulations.

10. **MISCELLANEOUS:** Unless otherwise stated in an addendum hereto, the parties agree that: (i) this Agreement and any related documents hereto may be authenticated by electronic means; (ii) the "original" of this Agreement shall be the copy that bears your manual, facsimile, scanned or electronic signature and that also bears our manually or electronically signed signature and is held or controlled by us; and (iii) to the extent this Agreement constitutes chattel paper (as defined by the UCC), a security interest may only be created in the original. You agree not to raise as a defense to the enforcement of this Agreement or any related documents that you or we executed or authenticated such documents by electronic or digital means or that you used facsimile or other electronic means to transmit your signature on such documents. Notwithstanding anything to the contrary herein, we reserve the right to require you to sign this Agreement or any related documents hereto manually and to send to us the manually signed, duly executed documents via overnight courier on the same day that you send us the facsimile, scanned or electronic transmission of the documents. You agree to execute any further documents that we may request to carry out the intents and purposes of this Agreement. Whenever our consent is required, we may withhold or condition such consent in our sole discretion, except as otherwise expressly stated herein. From time to time, Supplier may extend to us payment terms for Equipment financed under this Agreement that are more favorable than what has been quoted to you or the general public, and we may provide Supplier information regarding this Agreement if Supplier has assigned or referred it to us. All notices shall be mailed or delivered by facsimile transmission or overnight courier to the respective parties at the addresses shown on this Agreement or such other address as a party may provide in writing from time to time. By providing us with a telephone number for a cellular phone or other wireless device, including a number that you later convert to a cellular number, you are expressly consenting to receiving communications, including but not limited to prerecorded or artificial voice message calls, text messages, and calls made by an automatic telephone dialing system, from us and our affiliates and agents at that number. This express consent applies to each such telephone number that you provide to us now or in the future and permits such calls for non-marketing purposes. Calls and messages may incur access fees from your cellular provider. You authorize us to make non-material amendments (including completing and conforming the description of the Equipment) on any document in connection with this Agreement. Unless stated otherwise herein, all other modifications to this Agreement must be in writing and signed by each party or in a duly authenticated electronic record. This Agreement may not be modified by course of performance.

11. **WARRANTY DISCLAIMERS:** YOU HAVE SELECTED SUPPLIER AND THE EQUIPMENT BASED UPON YOUR OWN JUDGMENT. WE DO NOT TAKE RESPONSIBILITY FOR THE INSTALLATION OR PERFORMANCE OF THE EQUIPMENT. SUPPLIER IS NOT AN AGENT OF OURS AND WE ARE NOT AN AGENT OF SUPPLIER, AND NOTHING SUPPLIER STATES OR DOES CAN AFFECT YOUR OBLIGATIONS HEREUNDER. **YOU WILL MAKE ALL PAYMENTS UNDER THIS AGREEMENT REGARDLESS OF ANY CLAIM OR COMPLAINT AGAINST ANY SUPPLIER, LICENSOR OR MANUFACTURER, AND ANY FAILURE OF A SERVICE PROVIDER TO PROVIDE SERVICES WILL NOT EXCUSE YOUR OBLIGATIONS TO US UNDER THIS AGREEMENT. WE MAKE NO WARRANTIES, EXPRESS OR IMPLIED, OF, AND TAKE ABSOLUTELY NO RESPONSIBILITY FOR, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, CONDITION, QUALITY, ADEQUACY, TITLE, DATA ACCURACY, SYSTEM INTEGRATION, FUNCTION, DEFECTS, INFRINGEMENT OR ANY OTHER ISSUE IN REGARD TO THE EQUIPMENT, ANY ASSOCIATED SOFTWARE AND ANY FINANCED ITEMS.**

12. **LAW; JURY WAIVER:** This Agreement will be governed by and construed in accordance with Minnesota law. You consent to jurisdiction and venue of any state or federal court in Minnesota and waive the defense of inconvenient forum. For any action arising out of or relating to this Agreement or the Equipment, **BOTH PARTIES WAIVE ALL RIGHTS TO A TRIAL BY JURY.**

X **CUSTOMER INITIALS** ______